UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

United Fire Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	001-34257	45-2302834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52407
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 399-5700

_________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)
At the United Fire Board of Directors meeting held on Friday, February 15, 2013, the Board of Directors increased the number of directors that constitute the Board of Directors from 12 to 13 and appointed John-Paul E. Besong to the Board of Directors. Mr. Besong is the Senior Vice President of e-Business and Chief Information Officer of Rockwell Collins, a Fortune 500 company based in Cedar Rapids, Iowa that provides aviation electronics for both commercial and military aircraft. Mr. Besong will stand for reelection to the Board of Directors at the next Annual Meeting of United Fire shareholders scheduled for May 15, 2013. A copy of the press release announcing Mr. Besong's appointment to the Board of Directors is filed as Exhibit 99.1 hereto.

Item 8.01. Other Events.
On February 15, 2013, we also announced the declaration of a regular quarterly dividend on our common stock. A copy of the press release is furnished as Exhibit 99.1 hereto. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed with the Commission.
Item 9.01. Financial Statements and Exhibits.
(a) None.
(b) None.
(c) None.
(d) Exhibits.
The following exhibits are furnished herewith.

Exhibit 99.1	Press Release, dated Feburary 15, 2013, announcing the declaration of a regular quarterly dividend on our common stock and appointment of John-Paul E. Besong to the Board of Directors.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire Group, Inc.
(Registrant)

Dated:	February 15, 2013	/s/ Randy A. Ramlo
Randy A. Ramlo, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated Feburary 15, 2013, announcing the declaration of a regular quarterly dividend on our common stock and appointment of John-Paul E. Besong to the Board of Directors.